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                                                               Exhibit 21.00

                                        State or Jurisdiction  Percentage of Voting
                                        of Incorporation       Securities Owned

Comdisco Australia PTY. Ltd.            Australia                               100%

Comdisco Aviation, Inc.                 Delaware                                100%

Comdisco Belgium S.A.                   Belgium                                 100%

Comdisco Canada Ltd.                    Canada                                  100%

Comdisco Canada Exploration Ltd.        Canada                                  100%

Comdisco Canada Resources Ltd.          Canada                                  100%

Comdisco Danmark A/S                    Denmark                                 100%

Comdisco Deutschland GmbH               Germany                                 100%

Comdisco Disaster Recovery Services
Canada Ltd.                             Canada                                  100%

Comdisco Disaster Recovery Services
 Deutschland GmbH                       Germany                                 100%

Comdisco Disaster Recovery Services
 Nederland B.V.                         Netherlands                             100%

Comdisco Disaster Recovery Services
 U.K. Limited                           United Kingdom                          100%

 Comdisco Exploration, Inc.             Delaware                                100%

Comdisco Factoring (Nederland) B.V.     Netherlands                             100%

                                        State or Jurisdiction  Percentage of Voting
                                        of Incorporation       Securities Owned

Comdisco Financial Services, Inc.       Delaware                                100%

Comdisco Finland OY                     Finland                                 100%

Comdisco Finance (Nederland) B.V.       Netherlands                             100%

Comdisco Financial Services VmbH        Germany                                 100%

Comdisco France S.A.                    France                                  100%

Comdisco Funding Limited (U.K.)         United Kingdom                          100%

Comdisco Group, Inc.                    Delaware                                100%

Comdisco Handelsgesellschaft M.B.H.     Austria                                 100%

Comdisco Holdings U.K. Ltd.             United Kingdom                          100%

Comdisco Investment Group, Inc.         Delaware                                100%

Comdisco Italia SRL                     Italy                                   100%

Comdisco Leasing Ltd. U.K.              United Kingdom                          100%

Comdisco Leasing S.A./N.V.              Belgium                                 100%

Comdisco Maintenance Services, Inc.     Illinois                                100%

Comdisco Medical Equipment Group, Inc.  Delaware                                100%

Comdisco Medical Exchange, Inc.         Delaware                                100%

Comdisco Nederland B.V.                 Netherlands                             100%

Comdisco Japan, Inc.                    Japan                                    95%

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                                    State or Jurisdiction  Percentage of Voting
                                        of Incorporation       Securities Owned

Comdisco Norway A/S                     Norway                                  100%

Comdisco Portugal Computadores, LDA     Portugal                                100%

Comdisco Receivables, Inc.              Delaware                                100%

Comdisco Resources, Inc.                Delaware                                100%

Comdisco, S.A.                          Switzerland                             100%

Comdisco Sweden, A.B.                   Sweden                                  100%

Comdisco Switzerland, S.A.              Switzerland                             100%

Comdisco Systems, Inc.                  Delaware                                100%

Comdisco Trade, Inc.                    Delaware                                100%

Comdisco United Kingdom Limited         United Kingdom                          100%

 Comdisco International Trade
 Corporation                            Virgin Islands                          100%

Aegeris International                   France                                  100%

 Failsafe/Roc Ltd.                      United Kingdom                          100%

ROC Ltd.                                United Kingdom                          100%

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                                        State or Jurisdiction  Percentage of Voting
                                        of Incorporation       Securities Owned

Comdisco Disaster Recovery
Services (U.K.) Ltd.                    United Kingdom                          100%

CDRS Nederland B.V.                     Netherlands                             100%

 Comdisco Computing Services
Corporation                             Delaware                                100%


CDS Foreign Holdings, Inc.              Delaware                                100%

Subsidiaries of the Registrant are included in the consolidated financial statements.
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